Exhibit H(52)

FUND OF FUNDS

PARTICIPATION AGREEMENT

This Fund of Funds Participation Agreement (the “Agreement”) is made as of the date set forth below between MASSMUTUAL SELECT FUNDS (the “Investing Management Company”), on behalf of each fund of funds series named on Schedule A hereto (each such fund of funds a “Fund of Funds,” and collectively, the “Funds of Funds”); MML INVESTMENT ADVISERS, LLC, the investment adviser to the Funds of Funds (the “Fund of Funds Adviser”); DFA INVESTMENT DIMENSIONS GROUP INC. (the “Underlying Management Company”), on behalf of each series named on Schedule B hereto (each such series an “Underlying Fund,” and collectively, the “Underlying Funds”); and DIMENSIONAL FUND ADVISORS LP (the “Advisor” or “Dimensional”), the investment adviser and/or administrator to the Underlying Funds.

WHEREAS, Section 12(d)(1)(A) (“Section 12(d)(1)(A)”) of the Investment Company Act of 1940, as amended (the “1940 Act”), limits investment by an investment company, as defined in the 1940 Act, in any other investment company that is registered under the 1940 Act; and

WHEREAS, the Investing Management Company is an investment company registered as such under the 1940 Act, and each Fund of Funds is a series of the Investing Management Company; and

WHEREAS, the Underlying Management Company is a registered investment company under the 1940 Act, and each Underlying Fund is a series of the Underlying Management Company; and

WHEREAS, the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) has granted an order (Rel. No. 28654, March 24, 2009), exempting each Fund of Funds and each Underlying Fund selling shares to the Fund of Funds from the limits of Sections 12(d)(1)(A) and (B) of the 1940 Act (such order, the notice of application, and the application therefor are together the “Order”); and

WHEREAS, in reliance on the Order, each Fund of Funds may acquire shares in each Underlying Fund (“Shares”) in excess of the limits imposed by Section 12(d)(1)(A), and the Underlying Management Company may sell Shares of its Underlying Funds to each Fund of Funds in excess of the limits imposed by Section 12(d)(1)(B) of the 1940 Act; and

WHEREAS, pursuant to condition 8 set forth in the Order, the Investing Management Company must enter into a written agreement with the Underlying Management Company, on behalf of an Underlying Fund, prior to a Fund of Funds acquiring Shares in the Underlying Fund in excess of the limit imposed in Section 12(d)(1)(A)(i) (“Section 12(d)(1)(A)(i)”) of the 1940 Act, and this Agreement is intended to meet the requirements of condition 8;

NOW, THEREFORE, the Investing Management Company, on behalf of each Fund of Funds, the Fund of Funds Adviser, the Advisor, and the Underlying Management Company, on behalf of each Underlying Funds, agree as follows:

1.         Capitalized terms used and not otherwise defined herein shall have the meanings assigned such terms in the Order.

2.         The members of the Fund of Funds Advisory Group in the aggregate will not hold or beneficially own 25% or more of the outstanding voting securities or otherwise control an Underlying Fund within the meaning of Section 2(a)(9) of the 1940 Act. If, as a result of a decrease in an Underlying Fund’s outstanding voting securities, the Fund of Funds Advisory Group becomes, in the aggregate, a holder or beneficial owner of 25% or more of the outstanding voting securities of the Underlying Fund, the Investing Management Company and the Fund of Funds Adviser agree that the Fund of Funds Advisory Group, including a Fund of Funds, will vote its Shares in the same proportion as the vote of all other holders of the Underlying Fund’s Shares. The Investing Management Company and the Fund of Funds Adviser agree that if any member of the Fund of Funds Advisory Group, including a Fund of Funds, owns 3% or more of the outstanding voting securities of an Underlying Fund, the member of the Fund of Funds Advisory Group, including a Fund of Funds, will vote its Shares in the same proportion as the vote of all other holders of the Underlying Fund’s Shares. The Investing Management Company and the Fund of Funds Adviser also agree that if the Fund of Funds Advisory Group in the aggregate holds or beneficially owns 25% or more of the outstanding voting securities or otherwise controls an Underlying Fund within the meaning of Section 2(a)(9) of the 1940 Act, then such Underlying Fund shall redeem such amount of its Shares owned by one or more Fund of Funds sufficient to reduce the Fund of Funds Advisory Group’s stake below 25%. For purposes of this Agreement, the “Fund of Funds Advisory Group” consists of the Fund of Funds Adviser and any person controlling, controlled by, or under common control with the Fund of Funds Adviser, and any investment company (including the Funds of Funds) and any issuer that would be an investment company but for Sections 3(c)(1) or 3(c)(7) of the 1940 Act that is advised by the Fund of Funds Adviser, or any person controlling, controlled by, or under common control with the Fund of Funds Adviser.

3.         The Fund of Funds Adviser agrees that it will waive fees otherwise payable to it by a Fund of Funds in an amount at least equal to any compensation (including fees received pursuant to a plan adopted by an Underlying Fund pursuant to Rule 12b-1 under the 1940 Act) received from an Underlying Fund by the Fund of Funds Adviser or an affiliated person of the Fund of Funds Adviser, other than any advisory fees paid to the Fund of Funds Adviser or its affiliated person by an Underlying Fund in connection with the investment by the Fund of Funds in the Underlying Fund.

4.         No Fund of Funds will cause, nor will permit any Fund of Funds Affiliate to cause, any existing or potential investment by the Fund of Funds in Shares of an Underlying Fund to influence the terms of any services or transactions between the Fund of Funds or Fund of Funds Affiliate and the Underlying Fund or an Underlying Fund Affiliate. For purposes of this Agreement, (a) the term “Fund of Funds Affiliate” includes the Fund of Funds Adviser and any promoter and principal underwriter of the Fund of Funds, and any person controlling, controlled by, or under common control with any of those entities within the meaning of Section 2(a)(9) of the 1940 Act, and (b) the term “Underlying Fund Affiliate” means Dimensional and any sponsor, promoter, and principal underwriter of an Underlying Fund, and any person controlling, controlled by, or under common control with any of those entities within the meaning of Section 2(a)(9) of the 1940 Act.

5.         Before any Fund of Funds relies on the Order, the Board of the Investing Management Company, including a majority of Disinterested Directors, will adopt procedures reasonably designed to assure that the Fund of Funds Adviser is conducting the Fund of Funds’ investment program without taking into account any consideration received by the Fund of Funds or any Fund of Funds Affiliate from the Underlying Fund or any Underlying Fund Affiliate in connection with any services or transactions.

6.         At the time of a Fund of Funds’ investment in Shares of an Underlying Fund in excess of the limit in Section 12(d)(l)(A)(i), the Fund of Funds Adviser will notify the Underlying Fund of the investment. At such time, the Fund of Funds Adviser also will transmit to the Underlying Fund a list (the “List”) of: (i) the name of each Fund of Funds Affiliate; (ii) the name of each Underwriting Affiliate; and (iii) the securities that have been underwritten by each Underwriting Affiliate. The Fund of Funds Adviser acknowledges that the identities of the Fund of Funds Affiliates and Underwriting Affiliates (as defined below) and the securities underwritten by the Underwriting Affiliates constitute information not otherwise available to the Underlying Fund, and are necessary for the Underlying Fund to comply with the Order. The Fund of Funds Adviser will notify the Underlying Fund of any changes to the List as soon as reasonably practicable after a change occurs.

7.         No Fund of Funds or Fund of Funds Affiliate (except to the extent it is acting in its capacity as an investment adviser to an Underlying Fund) will cause an Underlying Fund to purchase a security in any Affiliated Underwriting. For purposes of this Agreement, the term “Affiliated Underwriting” means an offering of securities during the existence of an underwriting or selling syndicate of which a principal underwriter is an Underwriting Affiliate. For purposes of this Agreement, the term “Underwriting Affiliate” means a principal underwriter in any underwriting or selling syndicate that is an officer, director, member of an advisory board, investment adviser, subadviser, or employee of the Fund of Funds, or a person of which any such officer, director, member of an advisory board, investment adviser, subadviser or employee is an affiliated person.

8.         Once an investment by a Fund of Funds in the Shares of an Underlying Fund exceeds the limit of Section 12(d)(1)(A)(i) of the 1940 Act, the Board of the Underlying Management Company, including a majority of the Disinterested Directors, will determine that any consideration paid by the Underlying Fund to the Fund of Funds or a Fund of Funds Affiliate in connection with any services or transactions: (a) is fair and reasonable in relation to the nature and quality of the services and benefits received by the Underlying Fund; (b) is within the range of consideration that the Underlying Fund would be required to pay to another unaffiliated entity in connection with the same services or transactions; and (c) does not involve overreaching on the part of any person concerned. This condition does not apply with respect to any services or transactions between an Underlying Fund and its investment adviser(s), or any person controlling, controlled by, or under common control with such investment adviser(s).

9.         The Board of the Underlying Management Company, including a majority of the Disinterested Directors, will adopt procedures reasonably designed to monitor any purchases of securities by an Underlying Fund in Affiliated Underwritings, once an investment by a Fund of Funds in the Shares of the Underlying Fund exceeds the limit of Section 12(d)(l)(A)(i) of the 1940 Act, including any purchases made directly from an Underwriting Affiliate. The Board will review these purchases periodically, but no less frequently than annually, to determine whether the purchases were influenced by the investment by the Fund of Funds in Shares of the Underlying Fund. The Board will consider, among other things: (a) whether the purchases were consistent with the investment objectives and policies of the Underlying Fund; (b) how the performance of securities purchased in an Affiliated Underwriting compares to the performance of comparable securities purchased during a comparable period of time in underwritings other than Affiliated Underwritings or to a benchmark such as a comparable market index; and (c) whether the amount of securities purchased by the Underlying Fund in Affiliated Underwritings and the amount purchased directly from an Underwriting Affiliate have changed significantly from prior years. The Board will take any appropriate actions based on its review, including, if appropriate, the institution of procedures designed to assure that purchases of securities in Affiliated Underwritings are in the best interests of shareholders.

10.       The Underlying Management Company shall maintain and preserve permanently, in an easily accessible place, a written copy of the procedures described in Section 9 of this Agreement, and any modifications to such procedures, and shall maintain and preserve for a period of not less than six years from the end of the fiscal year in which any purchase from an Affiliated Underwriting occurred, the first two years in an easily accessible place, a written record of each purchase of securities in Affiliated Underwritings once an investment by a Fund of Funds in the Shares of an Underlying Fund exceeds the limit of Section 12(d)(1)(A)(i) of the 1940 Act, setting forth from whom the securities were acquired, the identity of the underwriting syndicate’s members, the terms of the purchase, and the information or materials upon which the determinations of the Board of the Underlying Management Company were made.

11.       No Underlying Fund will acquire securities of any other investment company or company relying on Section 3(c)(1) or 3(c)(7) of the 1940 Act in excess of the limits contained in Section 12(d)(1)(A) of the 1940 Act, except to the extent that such Underlying Fund: (a) acquires such securities in compliance with Section 12(d)(1)(E) of the 1940 Act; (b) receives securities of another investment company as a dividend or as a result of a plan of reorganization of a company (other than a plan devised for the purpose of evading Section 12(d)(1) of the 1940 Act); or (c) acquires (or is deemed to have acquired) securities of another investment company pursuant to exemptive relief from the Commission permitting such Underlying Fund to (i) acquire securities of one or more investment companies for short-term cash management purposes, or (ii) engage in interfund borrowing and lending transactions.

12.       No Fund of Funds will acquire Shares in excess of the limit of Section 12(d)(1)(A)(i) unless and until the Investing Management Company, on behalf of such Fund of Funds, and the Underlying Management Company, on behalf of the Underlying Fund, have executed this Agreement and complied with the terms and conditions hereof. In addition, no Fund of Funds will (a) acquire Shares of an Underlying Fund that invests directly in portfolio securities (a “Stand Alone Underlying Fund”) that would result in the Fund of Funds and other members of the Fund of Funds Advisory Group owning Shares of the Stand Alone Underlying Fund in excess of 25% of the outstanding voting securities of such Stand Alone Underlying Fund, or (b) acquire Shares of an Underlying Fund that is a feeder portfolio that would result in the Fund of Funds (indirectly) and other members of the Fund of Funds Advisory Group (directly or indirectly) owning Shares in the Underlying Fund’s corresponding master series in excess of 25% of the outstanding voting securities of such master series. Schedule B to this

Agreement indicates which Underlying Funds are Stand Alone Underlying Funds, feeder portfolios, and master series. For purposes of this paragraph, a Fund of Funds that acquires Shares of an Underlying Fund that is a feeder portfolio will be considered to have acquired shares of the Underlying Fund’s corresponding master series. The Investing Management Company and the Fund of Funds Adviser hereby acknowledge that, if a Fund of Fund’s indirect ownership of Shares in the Underlying Fund’s master series is determined to exceed the limitations in this paragraph, the Underlying Fund shall redeem such amount of its Shares owned by the Fund of Funds sufficient to comply with this paragraph. The Investing Management Company and the Fund of Funds Adviser hereby acknowledge that, if a Fund of Fund’s ownership of shares in the Underlying Fund is determined to exceed the limitation in Section 12(d)(1)(A)(i), and the Investing Management Company, on behalf of such Fund of Funds, and the Underlying Management Company, on behalf of the Underlying Fund, have not yet executed this Agreement, then the Underlying Fund shall redeem such amount of its Shares owned by the Fund of Funds sufficient to comply with Section 12(d)(1)(A)(i).

13.       Prior to approving any investment advisory agreement under Section 15 of the 1940 Act with respect to a Fund of Funds, the Board of the Investing Management Company, including a majority of the Disinterested Directors, (a) will find that the advisory fees charged under such agreement are based on services provided that are in addition to, rather than duplicative of, the services provided under the investment advisory agreement(s) of any Underlying Fund in which the Fund of Funds may invest, and (b) will record fully in the minute books of the Investing Management Company such finding and the basis upon which such finding was made.

14.       The Investing Management Company, on behalf of each Fund of Funds, represents and warrants to the Underlying Funds and Dimensional that the members of the Investing Management Company’s Board of Trustees understand the terms and conditions of the Order, and agree to fulfill their responsibilities under the Order. The Investing Management Company understands that this Agreement is entered into in furtherance of, and pursuant to, the Order, and agrees that this Agreement shall be interpreted consistently therewith.

15.       The Fund of Funds Adviser represents and warrants to the Underlying Funds and Advisor that it has read the Order and agrees to the terms and conditions thereof. The Fund of Funds Adviser further agrees that it will use best efforts to cause each Fund of Funds to abide by the terms and conditions of the Order and this Agreement. The Fund of Funds Adviser acknowledges that receipt of compensation by (a) an affiliated person of a Fund of Funds, or an affiliated person of such person, for the purchase by the Fund of Funds of Shares of an Underlying Fund, or (b) an affiliated person of an Underlying Fund, or an affiliated person of such person, for the sale by the Underlying Fund of Shares to a Fund of Funds may be prohibited by Section 17(e)(1) of the 1940 Act.

16.       The Fund of Funds Adviser represents and warrants to the Underlying Funds and Advisor that it is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

17.       The Investing Management Company represents and warrants to the Underlying Funds and Advisor that, if a Fund of Funds purchases Shares from an Underlying Fund, the Fund of Funds will do so only in compliance with the Fund of Funds’ investment restrictions and only if so doing is consistent with the investment policies set forth in the Fund of Funds’ registration statement under the Securities Act of 1933.

18.       The Underlying Management Company, on behalf of its Underlying Funds, represents and warrants to the Investing Management Company and the Fund of Funds Adviser that the members of the Underlying Management Company’s Board of Directors understand the terms and conditions of the Order, and agree to fulfill their responsibilities under the Order. The Underlying Management Company understands that this Agreement is entered into in furtherance of, and pursuant to, the Order, and agrees that this Agreement shall be interpreted consistently therewith.

19.       The Advisor represents and warrants to the Investing Management Company and the Fund of Funds Adviser that it has read the Order and agrees to the terms and conditions thereof. The Advisor further agrees that it will use best efforts to cause each Underlying Fund to abide by the terms and conditions of the Order and this Agreement.

20.       The Advisor represents and warrants to the Investing Management Company and the Fund of Funds Adviser that it is registered under the Advisers Act.

21.       The Investing Management Company, on behalf of each Fund of Funds, and the Underlying Management Company, on behalf of each Underlying Fund, agree that each shall preserve a copy of this Agreement, together with copies of the Order and the List, for a period of not less than six years from the end of the fiscal year in which the most recent investment by the Fund of Funds in the Underlying Fund in reliance on the Order occurred. For the first two years of such six-year period, the foregoing documents shall be maintained by the Investing Management Company and the Underlying Management Company in an easily accessible place.

22.       Each Fund of Funds represents and warrants to the Underlying Funds and the Advisor that it understands and complies with FINRA Conduct Rule 2830 and that any sales charge and/or service fees (other than customary brokerage fees) charged with respect to shares in the Fund of Funds will not exceed the limits applicable to a fund of funds as set forth in that rule.

23.       Any of the provisions of this Agreement notwithstanding, the Investing Management Company, on behalf of each Fund of Funds, represents and warrants to the Underlying Management Company and the Advisor that each Fund of Funds operates, and will continue to operate, in compliance with the 1940 Act, and the Commission’s rules and regulations thereunder. The Investing Management Company and the Fund of Funds Adviser agree that the Underlying Funds and the Advisor are entitled to rely on the representations contained in this Agreement and that the Underlying Funds and the Advisor have no independent duty to monitor the Investing Management Company’s or the Fund of Funds Adviser’s compliance with this Agreement, the Order, the 1940 Act, or the Commission’s rules and regulations thereunder.

24.       Any of the provisions of this Agreement notwithstanding, the Underlying Management Company, on behalf of each Underlying Fund, represents and warrants to the Investing Management Company and the Fund of Funds Adviser that the Underlying Funds operate, and will continue to operate, in compliance with the 1940 Act, and the Commission’s rules and regulations thereunder. The Underlying Management Company and the Fund of Funds Adviser agree that the Investing Management Company, on behalf of the Funds of Funds, and the Fund of Funds Adviser are entitled to rely on the representations contained in this Agreement.

25.       A copy of the Agreement and Declaration of Trust of the MassMutual Select Funds is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the trustees of the MassMutual Select Funds as trustees and not individually and that the obligations of this Agreement are not binding upon any of the trustees or shareholders individually but are binding only upon the assets and property of the Fund of Funds.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the 10th day of October, 2016.

BY:	MASSMUTUAL SELECT FUNDS, on behalf of each of the Fund of Funds listed on Schedule A hereto

By:	/s/ Nicholas Palmerino
Nicholas Palmerino
Title:	Chief Financial Officer and Treasurer

BY:	MML INVESTMENT ADVISERS, LLC

By:	/s/ Brian Haendiges
Brian Haendiges
Title:	Vice President

BY:	DFA INVESTMENT DIMENSIONS GROUP INC.,

on behalf of each of the Underlying Funds listed on Schedule B hereto

By:	/s/ [ ]
Title:	Vice President

BY:	DIMENSIONAL FUND ADVISORS LP

By: DIMENSIONAL HOLDINGS INC., its General Partner

By:	/s/ [ ]
Title:	Chief Financial Officer

SCHEDULE A

MASSMUTUAL SELECT FUNDS

MassMutual RetireSMARTSM 2010 Fund

MassMutual RetireSMARTSM 2015 Fund

MassMutual RetireSMARTSM 2020 Fund

MassMutual RetireSMARTSM 2025 Fund

MassMutual RetireSMARTSM 2030 Fund

MassMutual RetireSMARTSM 2035 Fund

MassMutual RetireSMARTSM 2040 Fund

MassMutual RetireSMARTSM 2045 Fund

MassMutual RetireSMARTSM 2050 Fund

MassMutual RetireSMARTSM 2055 Fund

MassMutual RetireSMARTSM 2060 Fund

MassMutual RetireSMARTSM Conservative Fund

MassMutual RetireSMARTSM Growth Fund

MassMutual RetircSMARTSM In Retirement Fund

MassMutual RetireSMARTSM Moderate Fund

MassMutual RetireSMARTSM Moderate Growth Fund

A-1

SCHEDULE B

LIST OF UNDERLYING FUNDS OF DFA INVESTMENT DIMENSIONS GROUP INC.

Commodity Strategy Portfolio

*        A Stand Alone Underlying Fund in which a Fund of Funds and the members of the Fund of Funds Advisory Group may own up to 25% of the Stand Alone Underlying Fund’s total outstanding voting securities.

**      An Underlying Fund that is feeder fund investing in a master series (which may also be a Stand Alone Underlying Fund) in which a Fund of Fund and the members of the Fund of Funds Advisory Group may own up to 25% of the corresponding master series’ total outstanding voting securities.

B-1